Exhibit 10.8

GLASSESOFF INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR

[  insert name of optionee here  ]

Dated: ________________, 20__

Agreement
(this “Agreement”)

1.                  Grant of Option. GlassesOff Inc., a Nevada corporation (the “Company”), hereby grants, as of [DATE] (the “Date of Grant”), to [NAME] (the “Optionee”) an option (this “Option”) to purchase up to [●] shares of the Company’s common stock, $0.001 par value per share (the “Shares”), at an exercise price per Share equal to $[●] (the “Exercise Price”). This Option is granted under and pursuant to the GlassesOff Inc. 2013 Incentive Compensation Plan (the “Plan”), which is incorporated herein for all purposes. This Option is subject to the terms and conditions set forth herein and in the Plan. This Option is a Non-Qualified Stock Option and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and the Plan and all applicable laws and regulations.

2.                  Definitions; Sections. Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the respective meanings attributed thereto in the Plan. Unless otherwise provided, a reference to a Section refers to a Section of this Agreement.

3.                  Exercise Schedule. Except as otherwise provided in Section 6 or Section 9, or in the Plan, this Option is exercisable as provided below. To the extent that this Option has become exercisable with respect to a percentage of Shares as provided below, this Option may thereafter be exercised by the Optionee, in whole or in part, at any time or from time to time prior to the expiration of this Option as provided herein with respect to the percentage of Shares that have vested. The following table indicates each date (each, a “Vesting Date”) upon which the Optionee shall be entitled to exercise this Option with respect to the percentage of Shares as indicated beside the applicable Vesting Date, provided that the Continuous Service of the Optionee continues through and on the applicable Vesting Date:

Percentage of Shares	Vesting Date

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the applicable Vesting Date. Upon the termination of the Optionee’s Continuous Service, any unvested portion of this Option shall terminate and be null and void.

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4.                  Method of Exercise. The vested portion of this Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 by written notice which shall state the election to exercise this Option, the number of whole Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. No fractional Shares may be exercised pursuant to this Option. Such written notice shall be signed by the Optionee and shall be delivered in person, by certified mail or by overnight courier to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price, as provided in Section 5. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the full Exercise Price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee’s payment to the Company of the amount, if any, that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares shall be issued pursuant to this Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares are then traded.

5.                  Method of Payment. The Optionee may pay the Exercise Price by any of the following methods, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; (c) to the extent permitted by the Committee, with Shares owned by the Optionee, or the withholding of Shares that otherwise would be delivered to the Optionee as a result of the exercise of this Option, or (d) pursuant to a “cashless exercise” procedure, by delivery of a properly executed exercise notice together with such other documentation, and subject to such guidelines, as the Committee shall require to effect an exercise of this Option and delivery to the Company by a licensed broker acceptable to the Company of proceeds from the sale of Shares or, subject to applicable laws, a margin loan sufficient to pay the Exercise Price and any applicable income or employment taxes, or (e) such other consideration or in such other manner as may be determined by the Committee in its absolute discretion.

6.                  Termination of Option. Any unexercised portion of this Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

(a)                unless the Committee otherwise determines in writing in its sole discretion, three months after the date on which the Optionee’s Continuous Service is terminated other than by reason of (i) by the Company or a Subsidiary for Cause, (ii) a Disability of the Optionee as determined by a medical doctor satisfactory to the Committee, or (iii) the death of the Optionee;

(b)               immediately upon the termination of the Optionee’s Continuous Service by the Company or a Subsidiary for Cause;

(c)                twelve months after the date on which the Optionee’s Continuous Service is terminated by reason of a Disability as determined by a medical doctor satisfactory to the Committee;

(d)               twelve months after the date of termination of the Optionee’s Continuous Service by reason of the death of the Optionee; or

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(e)                the tenth anniversary of the date as of which this Option is granted.

7.                  Transferability. Unless otherwise determined by the Committee in its sole discretion, this Option is not transferable otherwise than by will or under the applicable laws of descent and distribution, and, during the lifetime of the Optionee, this Option shall be exercisable only by the Optionee or the Optionee’s guardian or legal representative. In addition, neither the Optionee nor the Optionee’s guardian, legal representative or other agent may assign, negotiate, pledge or hypothecate this Option in any way (whether by operation of law or otherwise), and this Option shall not be subject to execution, attachment or similar process. Upon any attempt by the Optinionee or the Optionee’s guardian, legal representative or other agent to transfer, assign, negotiate, pledge or hypothecate this Option, or in the event of any levy upon this Option by reason of any execution, attachment or similar process contrary to the provisions hereof, this Option shall immediately terminate and shall become null and void. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.

8.                  No Rights of Stockholders. Neither the Optionee nor any guardian, legal representative or personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any Shares purchasable or issuable upon the exercise of this Option, in whole or in part, prior to the date on which the Shares are issued by the Company following the Optionee’s valid exercise of this Option.

9.                  Acceleration of Exercisability of Option.

(a)                Acceleration Upon Change in Control. This Option shall become immediately fully exercisable in the event that, prior to the termination of this Option pursuant to Section 6, and during the Optionee's Continuous Service, there is a Change in Control, unless either (i) the Company is the surviving entity in the Change in Control and this Option continues to be outstanding after the Change in Control on substantially the same terms and conditions as were applicable to this Option immediately prior to the Change in Control or (ii) the successor company or its parent company assumes, or substitutes for, this Option, as determined in accordance with Section 10(c)(ii) of the Plan.

(b)               Death or Disability. If the Optionee’s Continuous Service terminates by reason of a Disability of the Optionee or the death of the Optionee, this Option shall become fully vested and exercisable as of the date on which the Optionee’s Continuous Service terminates.

10.              No Right to Continued Employment. Neither this Option nor this Agreement shall confer upon the Optionee any right to continued employment or service with the Company.

11.              Law Governing. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Nevada.

12.              Interpretation / Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan adopted by the Committee as may be in effect from time to time. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. The Optionee accepts this Option subject to all of the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

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13.              Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s Secretary at [                 ], or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

14.              Section 409A.

(a)                It is intended that this Option be exempt from Section 409A of the Code (“Section 409A”) because it is believed that (i) the Exercise Price may never be less than the Fair Market Value of a Share on the Date of Grant and the number of shares subject to this Option is fixed on the original Date of Grant, (ii) the transfer or exercise of this Option is subject to taxation under Section 83 of the Code and Treas. Reg. 1.83-7, and (iii) this Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise thereof. The provisions of this Agreement shall be interpreted in a manner consistent with this intention, and the provisions of this Agreement may not be amended, adjusted, assumed or substituted for, converted or otherwise modified without the Optionee’s prior written consent if and to the extent that such amendment, adjustment, assumption or substitution, conversion or modification would cause this Option to violate the requirements of Section 409A. In the event that either the Company or the Optionee believes, at any time, that any benefit or right under this Agreement is subject to Section 409A, then the Committee may (acting alone and without any required consent of the Optionee) amend this Agreement in such manner as the Committee deems necessary or appropriate to be exempt from or otherwise comply with the requirements of Section 409A (including without limitation, amending this Agreement to increase the Exercise Price to such amount as may be required in order for this Option to be exempt from Section 409A).

(b)               Notwithstanding the foregoing, the Company does not make any representation to the Optionee that this Option awarded pursuant to this Agreement is exempt from, or satisfies, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless the Optionee or any Beneficiary for any tax, additional tax, interest or penalties that the Optionee or any Beneficiary may incur in the event that any provision of this Agreement, or any amendment or modification thereof or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A.

15.              Clawback of Benefits.

(a)                The Company may (i) cause the cancellation of this Option, (ii) require reimbursement of any benefit conferred under this Option to the Optionee or Beneficiary, and (iii) effect any other right of recoupment of equity or other compensation provided under the Plan or otherwise in accordance with any Company policies that currently exist or that may from time to time be adopted or modified in the future by the Company and/or applicable law (each, a “Clawback Policy”). In addition, the Optionee may be required to repay to the Company certain previously paid compensation, whether provided under the Plan or this Agreement or otherwise, in accordance with any Clawback Policy. By accepting this Award, the Optionee agrees to be bound by any existing or future Clawback Policy adopted by the Company, or any amendments that may from time to time be made to the Clawback Policy in the future by the Company in its discretion (including without limitation any Clawback Policy adopted or amended to comply with applicable laws or stock exchange requirements) and further agrees that all of the Optionee’s Award Agreements may be unilaterally amended by the Company, without the Optionee’s consent, to the extent that the Company in its discretion determines to be necessary or appropriate to comply with any Clawback Policy.

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(b)               If the Optionee, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of this Option may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Optionee or other person to whom any payment has been made or Shares or other property have been transferred in connection with this Option to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of this Option and the value realized (whether or not taxable) on the vesting or payment of any other Award as specified by the Committee.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

COMPANY:
GLASSESOFF INC.

By:
Name:
Title:

The Optionee acknowledges receipt of a copy of the Plan and represents that he or she has reviewed the provisions of the Plan and this Agreement in their entirety, is familiar with and understands their terms and provisions, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Agreement. The Optionee further represents that he or she has had an opportunity to obtain the advice of counsel prior to executing this Agreement.

OPTIONEE:

By:
[ ]

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